UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 14, 2013

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC

on behalf of

AMERICAN EXPRESS ISSUANCE TRUST II

(as Originator of the American Express Issuance Trust II)

(Exact Name of registrant as Specified in Charter)

Delaware	333-185503 333-185503-01	46-0795019
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Vesey Street

31st Floor, Room 507C

New York, New York 10285

(212) 640-2000

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	On March 21, 2013, American Express Issuance Trust II expects to issue Class A Floating Rate Asset Backed Notes, Series 2013-1, Class B Floating Rate Asset Backed Notes, Series 2013-1 and Class C Floating Rate Asset Backed Notes, Series 2013-1 (the “Series 2013-1 Notes”).

A copy of the opinion of Orrick, Herrington & Sutcliffe LLP with respect to the legality of the Series 2013-1 Notes and a copy of the opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain federal tax matters, together with related consents of Orrick, Herrington & Sutcliffe LLP to the incorporation by reference of such opinions as exhibits to the Registration Statement, are filed as Exhibits to this Report.

Item 9.01.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits: The following are filed as Exhibits to this Report:

Exhibit Number

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 5.1).

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

American Express Receivables Financing

Corporation VIII LLC,

as originator of the Trust and Co-Registrant and

as Transferor on behalf of the Trust as

Co-Registrant

By:            /s/ Anderson Y. Lee

Name:           Anderson Y. Lee

Title:         Vice President and Treasurer

EXHIBIT INDEX

Exhibit 5.1

Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

Exhibit 8.1

Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.

Exhibit 23.1

Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 5.1).

Exhibit 23.2

Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 8.1).